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                                                                     Exhibit 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                                   UPROAR INC.


                                   ARTICLE I.

         The name of this Corporation is Uproar Inc.

                                  ARTICLE II.

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV.

         The name of the Corporation's incorporator is Clem Turner and the incorporator's mailing address is c/o Brobeck Phleger & Harrison, 1633 Broadway, 47th Floor, New York, NY 10019.
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                                   ARTICLE V.

         The total number of shares which the Corporation is authorized to issue is one thousand (1,000) shares of Common Stock, $0.01 par value.

                                  ARTICLE VI.

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII.

         The Corporation, through its Board of Directors, reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE VIII.

         Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX.

         The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the Bylaws or in an amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE X.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XI.

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                  ARTICLE XII.

         The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation this 16th day of December, 1999.




                                                 -------------------------------
                                                 Clem Turner, Incorporator